Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Carbon Energy Corporation (the “Company”) of our report dated March 28, 2019 relating to the financial statements for the fiscal year ended December 31, 2018, which appears in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

July 11, 2019